EMPIRE STATE
REALTY TRUST

SEPTEMBER 2026 **SUPPLEMENTAL OPERATING AND FINANCIAL DATA**

2026

Third Quarter 2026

Forward-looking Statements
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions.
Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail, multifamily and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground lease; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this presentation. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Third Quarter 2026
Supplemental Definitions

Funds From Operations
We compute Funds From Operations ("FFO") in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-off of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
Modified Funds From Operations
Modified Funds From Operations ("Modified FFO") adds back an adjustment for any below-market ground lease amortization to traditionally defined FFO. We believe this is a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.
Core Funds From Operations
Core Funds From Operations ("Core FFO") adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses, IPO litigation expense, goodwill impairment charge and interest expense associated with property in receivership. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Core Funds Available for Distribution
In addition to Core FFO, we present Core Funds Available for Distribution ("Core FAD") by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses, amortization of loss on interest rate derivative and (ii) deducting straight-line rent, amortization of debt premiums and above/below market rent revenue, and recurring capital improvements such as second generation leasing commissions, tenant improvements, prebuilts, capital expenditures and furniture, fixtures & equipment. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.
Net Operating Income and Property Cash NOI
Net Operating Income ("NOI") is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt, impairment charges and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner and is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office, retail or multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. In some cases, the Company also presents (1) Property Cash NOI, which excludes Observatory NOI and the effects of straight-line rent, fair value lease revenue, and straight-line ground rent expense adjustment, and (2) Property Cash NOI excluding lease termination fees. Property Cash NOI is presented solely as a supplemental disclosure that management believes allows investors to compare NOI performance across periods without taking into account the effect of certain non-cash rental revenues and straight-line ground rent expense adjustment. Similar to depreciation and amortization expense, fair value lease revenues, because of historical cost accounting, may distort operating performance measures at the property level. Additionally, presenting NOI excluding the impact of straight-line rent and straight-line ground rent expense adjustment provides investors with an alternative view of operating performance at the property level that more closely reflects net cash generated in the portfolio. Presenting Property Cash NOI excluding lease termination fees provides investors with additional information that allows them to compare operating performance between periods without taking into account termination fees, which can distort the results for any given period because they generally represent multiple months or years of a tenant’s rental obligations that are paid in a lump sum in connection with a negotiated early termination of the tenant’s lease and are not reflective of the core ongoing operating performance of the Company’s portfolio. However, the usefulness of NOI, Property Cash NOI, and Property Cash NOI excluding lease termination fees is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI and Property Cash NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI and Property Cash NOI are measurements of the operating performance of our properties but do not measure our performance as a whole. These metrics therefore are not substitutes for net income as computed in accordance with GAAP. These measures should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI, Property Cash NOI or similarly titled measures and, accordingly, our measures may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Third Quarter 2026
Supplemental Definitions

Same Store
In the Company’s analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were owned by the Company throughout each period presented. The Company refers to properties acquired and/or stabilized prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented as “Same Store”. Same Store therefore excludes properties that have not yet achieved stabilization, properties acquired and/or stabilized after the beginning of the earliest period presented and properties disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired and/or achieves stabilization for that property to be included in Same Store. The Company’s definition of Same Store also excludes properties classified as held for sale and disposed of subsequent to quarter-end and properties placed in receivership. For mixed-use properties, all same store property NOI is represented in the property category that comprises the majority of that mixed-use property's NOI. As of September 30, 2026, Same Store excludes 86-90 North 6th Street, which was acquired in June 2025, 41-55 North 6th Street, which was acquired in March 2026, 130 Mercer, which was acquired in December 2025, Metro Center, Stamford, CT, which was disposed in December 2025, 250 West 57th Street, which was disposed in June 2026, and 1359 Broadway, which was classified as held for sale as of September 30, 2026. Prior period Same Store NOI has been adjusted to reflect properties added to or removed from Same Store in the current period as a result of the Company’s acquisition and disposition activity, as applicable.
EBITDA and Adjusted EBITDA
We compute EBITDA as net income plus interest expense, interest expense associated with property in receivership, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of its financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges, goodwill impairment charge and (gain) loss on disposition of property.
Net Debt to Adjusted EBITDA
We compute Net Debt to Adjusted EBITDA as gross debt less cash and cash equivalents divided by the trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and asset value calculated in accordance with our credit facility agreement. The Company believes that the presentation of Net Debt to Adjusted EBITDA provides useful information to investors because the Company reviews Net Debt to Adjusted EBITDA as part of the management of its overall financial flexibility, capital structure and leverage based on its percentage ownership interest in all of its assets.

Third Quarter 2026

COMPANY PROFILE
Empire State Realty Trust, Inc. (NYSE: ESRT) owns and operates a New York City portfolio of well-leased, top of tier, office, retail, and multifamily assets. ESRT’s Empire State Building features an Observation Deck. The Company is a recognized leader in sustainability.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
Steven J. Gilbert	Director, Lead Independent Director, Chair of the Compensation Committee
S. Michael Giliberto	Director
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
George L. W. Malkin	Director
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee
Christina Van Tassell	Director, Chair of the Audit Committee
Hannah Yang	Director

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
Christina Chiu	President
Steve Horn	Executive Vice President, Chief Financial Officer

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 687-8700

RESEARCH COVERAGE

BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Seth Bergey	(212) 816-2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Dylan Burzinski	(949) 640-8780	dburzinski@greenstreetadvisors.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Ally Yaseen	(646) 582-9253	ayaseen@wolferesearch.com

Third Quarter 2026
Consolidated Balance Sheets
(unaudited and dollars in thousands)

Assets	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Real estate properties, at cost	$4,379,157	$4,476,248	$4,267,420	$4,205,907	$3,940,755
Less: accumulated depreciation	(1,317,560)	(1,335,719)	(1,400,827)	(1,366,829)	(1,381,726)
Real estate properties, net	3,061,597	3,140,529	2,866,593	2,839,078	2,559,029
Assets held for sale(1)	83,095	—	—	—	—
Cash and cash equivalents	85,257	85,605	68,820	132,657	154,113
Restricted cash	34,449	42,612	37,326	33,854	43,642
Tenant and other receivables	25,685	21,270	23,667	22,063	27,416
Deferred rent receivables	249,227	257,072	261,275	255,270	259,070
Prepaid expenses and other assets	82,363	100,394	62,849	93,355	58,679
Deferred costs, net	249,252	258,166	262,212	267,682	177,307
Right-of-use assets, including below-market ground leases, net	41,647	42,084	331,503	333,523	335,544
Goodwill	325,366	325,366	491,479	491,479	491,479
Total assets	$4,237,938	$4,273,098	$4,405,724	$4,468,961	$4,106,279

Liabilities and Equity
Mortgage notes payable, net	$442,399	$443,102	$621,392	$619,269	$691,046
Senior unsecured notes, net	1,345,391	1,271,149	1,270,909	1,270,668	1,097,498
Unsecured term loan facility, net	337,307	337,125	336,972	336,794	268,959
Unsecured revolving credit facility	100,000	175,000	90,000	145,000	—
Accounts payable and accrued expenses	107,376	132,224	111,918	120,150	111,732
Acquired below-market leases, net	34,892	36,425	37,948	39,767	15,875
Ground lease liabilities	1,052	1,063	27,882	27,944	28,007
Deferred revenue and other liabilities	55,970	50,352	57,601	59,901	64,191
Tenants' security deposits	28,017	36,949	26,964	27,276	30,751
Liabilities related to assets held for sale(1)	5,633	—	—	—	—
Total liabilities	2,458,037	2,483,389	2,581,586	2,646,769	2,308,059
Total equity	1,779,901	1,789,709	1,824,138	1,822,192	1,798,220
Total liabilities and equity	$4,237,938	$4,273,098	$4,405,724	$4,468,961	$4,106,279
Note:
(1) Assets held for sale consist of 1359 Broadway, which was sold subsequent to quarter-end.

Third Quarter 2026
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Revenues
Rental revenue (1)	$161,966	$165,166	$166,105	$159,721	$158,410
Observatory revenue	26,808	24,225	18,510	35,232	36,037
Lease termination fees	—	—	1,356	—	—
Third-party management and other fees	277	268	277	240	404
Other revenue and fees	4,002	7,240	4,077	4,031	2,879
Total revenues	193,053	196,899	190,325	199,224	197,730
Operating expenses
Property operating expenses	46,497	47,774	47,744	47,817	46,957
Ground rent expenses	447	1,506	2,331	2,332	2,331
General and administrative expenses	17,174	25,123	18,093	18,474	18,743
Observatory expenses	11,204	11,795	7,868	10,787	9,510
Real estate taxes	35,259	32,912	34,613	33,842	33,241
Goodwill impairment charge	—	166,113	—	—	—
Depreciation and amortization	46,661	50,389	50,219	50,566	47,615
Total operating expenses	157,242	335,612	160,868	163,818	158,397
Total operating income (loss)	35,811	(138,713)	29,457	35,406	39,333
Other income (expense)
Interest income	967	1,575	613	1,949	1,146
Interest expense	(27,883)	(27,805)	(28,137)	(25,880)	(25,189)
Loss on early extinguishment of debt	—	—	—	(97)	—
Gain (loss) on disposition of property	(1,125)	124,622	—	21,848	—
Income (Loss) before income taxes	7,770	(40,321)	1,933	33,226	15,290
Income tax (expense) benefit	(1,875)	767	1,062	(1,054)	(1,645)
Net income (loss)	5,895	(39,554)	2,995	32,172	13,645
Non-controlling interests in the Operating Partnership	(1,763)	14,782	(710)	(11,446)	(4,610)
Private perpetual preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Net income (loss) attributable to common stockholders	$3,082	$(25,823)	$1,235	$19,676	$7,985

Weighted average common shares outstanding
Basic	171,157	171,039	170,673	168,693	169,250
Diluted	270,115	268,947	269,348	270,328	270,357

Earnings per share attributable to common stockholders
Basic	$0.02	$(0.15)	$0.01	$0.12	$0.05
Diluted	$0.02	$(0.15)	$0.01	$0.12	$0.05

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035
Note:
(1) The following table reflects the components of rental revenue:

	Three Months Ended
Rental Revenue	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Base rent	$138,440	$142,888	$144,296	$138,956	$136,371
Billed tenant expense reimbursement	23,526	22,278	21,809	20,765	22,039
Total rental revenue	$161,966	$165,166	$166,105	$159,721	$158,410
The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Third Quarter 2026
FFO, Modified FFO, Core FFO, Core FAD and EBITDA
(unaudited and in thousands, except per share amounts)

	Three Months Ended
Reconciliation of Net Income (Loss) to FFO, Modified FFO, and Core FFO	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net Income (loss)	$5,895	$(39,554)	$2,995	$32,172	$13,645
Preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Real estate depreciation and amortization	45,700	49,463	49,292	49,689	46,741
Loss (gain) on disposition of property	1,125	(124,622)	—	(21,848)	—
FFO attributable to common stockholders and the Operating Partnership	51,670	(115,764)	51,237	58,963	59,336
Amortization of below-market ground leases	426	1,249	1,958	1,958	1,957
Modified FFO attributable to common stockholders and the Operating Partnership	52,096	(114,515)	53,195	60,921	61,293
Severance expenses(1)	637	5,536	—	—	—
Loss on early extinguishment of debt	—	—	—	97	—
Goodwill impairment charge	—	166,113	—	—	—
IPO litigation expense(1)	—	—	—	632	—
Core FFO attributable to common stockholders and the Operating Partnership	$52,733	$57,134	$53,195	$61,650	$61,293

Total weighted average shares and Operating Partnership units
Basic	269,064	268,947	268,792	266,825	266,963
Diluted	270,115	268,947	269,348	270,328	270,357

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.19	$(0.43)	$0.19	$0.22	$0.22
Diluted	$0.19	$(0.43)	$0.19	$0.22	$0.22

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.19	$(0.43)	$0.20	$0.23	$0.23
Diluted	$0.19	$(0.43)	$0.20	$0.23	$0.23
Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.20	$0.21	$0.20	$0.23	$0.23
Diluted	$0.20	$0.21	$0.20	$0.23	$0.23
(1) Included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Reconciliation of Core FFO to Core FAD
Core FFO	$52,733	$57,134	$53,195	$61,650	$61,293
Add:
Amortization of deferred financing costs	1,083	1,111	1,262	1,172	1,082
Non-real estate depreciation and amortization	961	926	927	877	874
Amortization of non-cash compensation expense	5,547	7,755	5,872	6,807	6,484
Amortization of loss on interest rate derivative	1,215	1,311	1,385	1,386	1,385
Deduct:
Straight-line rental revenues, above/below market rent, and other non-cash adjustments	(7,999)	(13,044)	(8,201)	(5,380)	(5,832)
Corporate capital expenditures	(363)	(210)	(264)	(772)	(218)
Tenant improvements - second generation	(1,427)	(24,720)	(13,159)	(21,406)	(15,979)
Building improvements - second generation	(5,637)	(2,676)	(4,765)	(4,704)	(5,571)
Leasing commissions - second generation	(4,913)	(11,435)	(3,722)	(8,730)	(3,144)
Core FAD	$41,200	$16,152	$32,530	$30,900	$40,374

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Net income (loss)	$5,895	$(39,554)	$2,995	$32,172	$13,645
Interest expense	27,883	27,805	28,137	25,880	25,189
Income tax expense (benefit)	1,875	(767)	(1,062)	1,054	1,645
Depreciation and amortization	46,661	50,389	50,219	50,566	47,615
EBITDA	82,314	37,873	80,289	109,672	88,094
Loss (gain) on disposition of property	1,125	(124,622)	—	(21,848)	—
Goodwill impairment charge	—	166,113	—	—	—
Adjusted EBITDA	$83,439	$79,364	$80,289	$87,824	$88,094

Third Quarter 2026
Highlights
(unaudited and dollars and shares in thousands, except per share amounts)

	Three Months Ended
Office and Retail Metrics:	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total rentable square footage (1)	7,312,282	7,801,494	8,340,647	8,324,766	8,603,750
Percent occupied (1)(2)	92.3%	89.4%	88.2%	90.3%	90.0%
Percent leased (1)(3)	95.6%	94.9%	93.2%	93.6%	92.6%
Multifamily Metrics:
Total number of units	743	743	743	743	743
Percent occupied	97.1%	97.7%	96.4%	97.8%	98.6%

Same Store Property Cash Net Operating Income (NOI) - excluding lease termination fees:
Office portfolio	$56,804	$56,363	$55,321	$55,902	$56,906
Retail portfolio	4,482	4,588	4,516	4,338	4,136
Multifamily portfolio	5,381	5,217	5,068	5,128	5,284
Total Same Store Property Cash NOI, excluding lease termination fees	$66,667	$66,168	$64,905	$65,368	$66,326
Observatory Metrics:
Observatory NOI, excluding intercompany rent	$15,604	$12,430	$10,642	$24,445	$26,527
Number of visitors (4)	481,000	450,000	350,000	618,000	648,000
Change in visitors year-over-year	(25.8)%	(28.5)%	(18.2)%	(13.9)%	(10.9)%
Ratios:
Debt to Total Market Capitalization (5)	65.0%	58.0%	60.0%	55.7%	48.2%
Net Debt to Total Market Capitalization (5)	64.1%	57.1%	59.2%	54.3%	46.3%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	67.5%	60.3%	62.2%	57.8%	50.3%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	66.7%	59.4%	61.6%	56.4%	48.5%
Debt to Adjusted EBITDA (6)	7.0x	6.8x	6.5x	6.7x	6.0x
Net Debt to Adjusted EBITDA (6)	6.7x	6.6x	6.3x	6.3x	5.6x
Core FFO Payout Ratio (7)	19%	17%	18%	16%	16%
Core FAD Payout Ratio (8)	24%	60%	30%	32%	24%
Core FFO per share - diluted	$0.20	$0.21	$0.20	$0.23	$0.23
Diluted weighted average shares	270,115	268,947	269,348	270,328	270,357
Class A common stock price at quarter-end	$4.03	$5.41	$5.20	$6.52	$7.66
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.035
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	3.5%	2.6%	2.7%	2.1%	1.8%
Series 2014 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560	1,560	1,560	1,560	1,560
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664	4,664	4,664	4,664	4,664
Class A common stock	167,344	171,790	171,089	169,523	168,970
Class B common stock (10)	966	968	970	972	972
Operating partnership units	109,310	110,470	110,971	107,225	108,674
Total common stock and operating partnership units outstanding (11)	277,620	283,228	283,030	277,720	278,616
Notes:
(1) Rentable square footage, percent occupied, and percent leased excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, that was not yet stabilized at the end of the quarter, and approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant. Beginning in Q3 2026, excludes approximately 457,000 square feet of office space and 29,000 square feet of retail space related to 1359 Broadway, which was sold subsequent to quarter-end.
(2) Based on leases signed and commenced as of end of period. Percent occupied excludes storage and broadcasting space.
(3) Represents occupancy and includes signed leases not commenced. Percent leased excludes storage and broadcasting space.
(4) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5) Market capitalization represents the sum of (i) Company's common stock per share price as of period end multiplied by the total outstanding number of shares of common stock and operating partnership units as of period end, (ii) the number of Series 2014 perpetual preferred units at period end multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at period end multiplied by $13.52, and (iv) our outstanding indebtedness as of period end.
(6) Calculated based on trailing twelve months Adjusted EBITDA, excluding the trailing twelve months Adjusted EBITDA attributable to properties disposed of in the trailing twelve months, and including an implied annualized Adjusted EBITDA for properties acquired in the trailing twelve months that were financed, in whole or in part, with indebtedness, derived from its purchase price and asset value calculated in accordance with our credit facility agreement.
(7) Represents the amount of Core FFO paid out in distributions.
(8) Quarterly Core FAD may fluctuate significantly due to the timing of capital expenditures and leasing commission costs.
(9) Based on the closing price per share of Class A common stock as of the period end.
(10) We have two classes of common stock as a means to give our OP Unit holders voting rights in the public company that correspond to their economic interest in the combined entity. A one-time option was created at our formation transactions for any pre-IPO OP Unit holder to exchange one OP Unit out of every 50 OP Units they owned for one Class B share, and such Class B share carries 50 votes to the extent such holder continues to hold 49 OP units for every Class B share.
(11) Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Third Quarter 2026
Property Summary - Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Nine Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Same Store Portfolio(1)
Revenues	$147,715	$149,029	$144,100	$142,448	$141,703	$440,844	$416,301
Operating expenses	(75,389)	(73,013)	(75,887)	(74,348)	(72,384)	(224,289)	(214,765)
Same store property NOI	72,326	76,016	68,213	68,100	69,319	216,555	201,536
Straight-line rent	(5,662)	(10,683)	(4,650)	(3,868)	(4,129)	(20,995)	(12,345)
Above/below-market rent revenue amortization	(423)	(414)	(616)	(822)	(821)	(1,453)	(2,459)
Amortization of below-market ground leases	426	1,249	1,958	1,958	1,957	3,633	5,873
Total same store property cash NOI - excluding lease termination fees	$66,667	$66,168	$64,905	$65,368	$66,326	$197,740	$192,605

Percent change over prior year	0.5%	3.1%	4.5%	1.5%	3.0%	2.7%	0.5%

Total same store property cash NOI - excluding lease termination fees	$66,667	$66,168	$64,905	$65,368	$66,326	$197,740	$192,605
Lease termination fees	—	—	1,356	—	—	1,356	464
Total same store property cash NOI	$66,667	$66,168	$66,261	$65,368	$66,326	$199,096	$193,069

Same Store Office(1),(2)
Revenues	$129,910	$131,784	$127,009	$124,999	$124,651	$388,703	$365,387
Operating expenses	(67,987)	(65,977)	(68,940)	(67,127)	(65,451)	(202,904)	(193,740)
Same store property NOI	61,923	65,807	58,069	57,872	59,200	185,799	171,647
Straight-line rent	(5,269)	(10,390)	(4,233)	(3,317)	(3,641)	(19,892)	(10,411)
Above/below-market rent revenue amortization	(276)	(303)	(473)	(611)	(610)	(1,052)	(1,826)
Amortization of below-market ground leases	426	1,249	1,958	1,958	1,957	3,633	5,873
Total same store property cash NOI - excluding lease termination fees	56,804	56,363	55,321	55,902	56,906	168,488	165,283
Lease termination fees	—	—	1,356	—	—	1,356	464
Total same store property cash NOI	$56,804	$56,363	$56,677	$55,902	$56,906	$169,844	$165,747

Same Store Retail(1)
Revenues	$7,453	$7,299	$7,149	$7,294	$6,972	$21,901	$21,342
Operating expenses	(2,394)	(2,277)	(2,046)	(2,200)	(2,147)	(6,717)	(6,581)
Same store property NOI	5,059	5,022	5,103	5,094	4,825	15,184	14,761
Straight-line rent	(377)	(271)	(388)	(487)	(420)	(1,036)	(1,732)
Above/below-market rent revenue amortization	(200)	(163)	(199)	(269)	(269)	(562)	(807)
Amortization of below-market ground leases	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	4,482	4,588	4,516	4,338	4,136	13,586	12,222
Total same store property cash NOI	$4,482	$4,588	$4,516	$4,338	$4,136	$13,586	$12,222

Same Store Multifamily(1),(3)
Revenues	$10,352	$9,946	$9,942	$10,155	$10,080	$30,240	$29,572
Operating expenses	(5,008)	(4,759)	(4,901)	(5,021)	(4,786)	(14,668)	(14,444)
Same store property NOI	5,344	5,187	5,041	5,134	5,294	15,572	15,128
Straight-line rent	(16)	(22)	(29)	(64)	(68)	(67)	(202)
Above/below-market rent revenue amortization	53	52	56	58	58	161	174
Amortization of below-market ground leases	—	—	—	—	—	—	—
Total same store property cash NOI - excluding lease termination fees	5,381	5,217	5,068	5,128	5,284	15,666	15,100
Total same store property cash NOI	$5,381	$5,217	$5,068	$5,128	$5,284	$15,666	$15,100
Notes:
(1) Revenues include the same-store portion of Rental revenue and Other revenue and fees. Operating expenses include the same-store portion of Property operating expenses, Ground rent expenses, and Real estate taxes.
(2) Includes 380,034 rentable square feet of retail space in seven of the Company’s Same Store office properties.
(3) Includes 25,887 rentable square feet of retail space in the Company’s multifamily properties.

Third Quarter 2026
Same Store NOI
(unaudited and dollars in thousands)

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income (Loss) to Cash NOI and Same Store Cash NOI	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Net income (loss)	$5,895	$(39,554)	$2,995	$32,172	$13,645	$(30,664)	$40,808
Add:
General and administrative expenses	17,174	25,123	18,093	18,474	18,743	60,390	54,368
Depreciation and amortization	46,661	50,389	50,219	50,566	47,615	147,269	144,196
Interest expense	27,883	27,805	28,137	25,880	25,189	83,825	77,253
Interest expense associated with property in receivership	—	—	—	—	—	—	647
Loss on early extinguishment of debt	—	—	—	97	—	—	—
Goodwill impairment charge	—	166,113	—	—	—	166,113	—
Income tax expense (benefit)	1,875	(767)	(1,062)	1,054	1,645	46	1,504
Less:
Loss (gain) on disposition of property	1,125	(124,622)	—	(21,848)	—	(123,497)	(13,170)
Third-party management and other fees	(277)	(268)	(277)	(240)	(404)	(822)	(1,243)
Interest income	(967)	(1,575)	(613)	(1,949)	(1,146)	(3,155)	(6,799)
Net operating income	99,369	102,644	97,492	104,206	105,287	299,505	297,564
Straight-line rent	(7,287)	(12,340)	(7,209)	(4,320)	(4,688)	(26,836)	(13,719)
Above/below-market rent revenue amortization	(394)	(384)	(670)	(737)	(821)	(1,448)	(2,459)
Amortization of below-market ground leases	426	1,249	1,958	1,958	1,957	3,633	5,873
Total cash NOI - including Observatory and lease termination fees	92,114	91,169	91,571	101,107	101,735	274,854	287,259
Less: Observatory NOI, excluding intercompany rent	(15,604)	(12,430)	(10,642)	(24,445)	(26,527)	(38,676)	(65,647)
Less: cash NOI from non-Same Store properties	(9,843)	(12,571)	(14,668)	(11,294)	(8,882)	(37,082)	(28,543)
Total Same Store property cash NOI - including lease termination fees	66,667	66,168	66,261	65,368	66,326	199,096	193,069
Less: Lease termination fees	—	—	(1,356)	—	—	(1,356)	(464)
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$66,667	$66,168	$64,905	$65,368	$66,326	$197,740	$192,605

Third Quarter 2026
Property Summary - Leasing Activity by Quarter
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total Office and Retail Portfolio(1)
Total leases executed	27	21	11	27	16
Weighted average lease term	8.1 years	9.7 years	12.2 years	6.7 years	8.1 years
Average free rent period	5.7 months	9.5 months	13.9 months	2.9 months	6.0 months

Office
Total square footage executed	170,608	363,968	90,687	333,451	71,859
Average starting cash rent psf - leases executed	$73.12	$72.75	$59.46	$73.63	$69.97
Previously escalated cash rents psf	$66.53	$61.75	$55.66	$69.20	$67.33
Percentage of new cash rent over previously escalated rents	9.9%	17.8%	6.8%	6.4%	3.9%

Retail
Total square footage executed	18,869	17,831	22,797	125,022	16,021
Average starting cash rent psf - leases executed	$221.79	$502.26	$135.49	$81.43	$128.33
Previously escalated cash rents psf	$257.72	$677.47	$137.03	$83.81	$145.48
Percentage of new cash rent over previously escalated rents	(13.9)%	(25.9)%	(1.1)%	(2.8)%	(11.8)%

Total Office and Retail Portfolio
Total square footage executed	189,477	381,799	113,484	458,473	87,880
Average starting cash rent psf - leases executed	$87.93	$95.04	$74.73	$75.61	$80.61
Previously escalated cash rents psf	$85.57	$93.69	$72.01	$72.90	$81.57
Percentage of new cash rent over previously escalated rents	2.8%	1.4%	3.8%	3.7%	(1.2)%

Leasing commission costs per square foot	$24.27	$34.18	$32.21	$21.53	$33.24
Tenant improvement costs per square foot	53.05	85.35	104.97	33.61	59.60
Total LC and TI per square foot(2)	$77.32	$119.53	$137.18	$55.14	$92.84
Total LC and TI per square foot per year of weighted average lease term	$9.51	$12.34	$11.24	$8.25	$11.48
Occupancy(3),(4)	92.3%	89.4%	88.2%	90.3%	90.0%

Manhattan Office Portfolio
Total leases executed	21	17	9	18	14

Office - New Leases
Total square footage executed	125,239	252,344	83,397	106,311	26,430
Average starting cash rent psf - leases executed	$73.37	$74.26	$58.54	$70.97	$68.56
Previously escalated cash rents psf	$63.15	$63.97	$55.27	$62.55	$67.69
Percentage of new cash rent over previously escalated rents	16.2%	16.1%	5.9%	13.5%	1.3%

Office - Renewal Leases(1)
Current Renewals	19,334	111,624	7,290	14,542	30,907
Early Renewals	26,035	—	—	212,598	14,522
Total square footage executed	45,369	111,624	7,290	227,140	45,429
Average starting cash rent psf - leases executed	$72.43	$69.87	$70.00	$74.88	$70.80
Previously escalated cash rents psf	$75.87	$57.47	$60.19	$72.31	$67.11
Percentage of new cash rent over previously escalated rents	(4.5)%	21.6%	16.3%	3.6%	5.5%

Total Manhattan Office Portfolio
Total square footage executed	170,608	363,968	90,687	333,451	71,859
Average starting cash rent psf - leases executed	$73.12	$72.75	$59.46	$73.63	$69.97
Previously escalated cash rents psf	$66.53	$61.75	$55.66	$69.20	$67.33
Percentage of new cash rent over previously escalated rents	9.9%	17.8%	6.8%	6.4%	3.9%

Leasing commission costs per square foot	$21.50	$30.09	$23.49	$14.38	$20.16
Tenant improvement costs per square foot	58.91	88.96	105.06	36.36	47.79
Total LC and TI per square foot(2)	$80.41	$119.05	$128.55	$50.74	$67.95
Total LC and TI per square foot per year of weighted average lease term	$10.39	$12.23	$12.30	$10.01	$10.76
Occupancy(3),(4)	91.9%	89.1%	87.9%	89.9%	90.3%
(Table continued on next page)

Third Quarter 2026
Property Summary - Leasing Activity by Quarter - (Continued)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Retail Portfolio
Total leases executed	6	4	2	9	2
Total square footage executed	18,869	17,831	22,797	125,022	16,021
Average starting cash rent psf - leases executed	$221.79	$502.26	$135.49	$81.43	$128.33
Previously escalated cash rents psf	$257.72	$677.47	$137.03	$83.81	$145.48
Percentage of new cash rent over previously escalated rents	(13.9)%	(25.9)%	(1.1)%	(2.8)%	(11.8)%

Leasing commission costs per square foot	$49.33	$117.64	$66.91	$40.58	$91.92
Tenant improvement costs per square foot	—	11.81	104.62	26.29	112.59
Total LC and TI per square foot(2)	$49.33	$129.45	$171.53	$66.87	$204.51
Total LC and TI per square foot per year of weighted average lease term	$4.21	$14.92	$8.95	$6.09	$12.74
Occupancy(3),(4)	96.6%	92.8%	91.2%	94.4%	92.8%

Multifamily Portfolio
Percent occupied	97.1%	97.7%	96.4%	97.8%	98.6%
Total number of units	743	743	743	743	743
Notes:
(1) Includes Early Renewals which are leases that were signed over two years prior to the lease expiration.
(2) Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they are paid.
(3) All occupancy rates exclude broadcasting and storage space.
(4) As applicable, excludes approximately 15,000 square feet of space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, that was not yet stabilized at the end of the quarter, and approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant. Beginning in Q3 2026, excludes approximately 457,000 square feet of office space and 29,000 square feet of retail space related to 1359 Broadway, which was sold subsequent to quarter-end.

Third Quarter 2026
Commercial Property Detail
(unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2),(3)	Percent Leased (3),(4)	Annualized Rent (5)	Annualized Rent per Occupied Square Foot (6)	Number of Leases (7)
Office Properties (8),(9)
The Empire State Building	Penn Station -Times Sq. South	2,705,543	94.7%	97.4%	$190,399,872	$75.00	144
One Grand Central Place	Grand Central	1,246,331	90.6%	92.6%	75,583,492	67.08	114
501 Seventh Avenue	Penn Station -Times Sq. South	458,001	67.8%	81.0%	17,658,299	57.02	9
Broadway Campus
1400 Broadway	Penn Station -Times Sq. South	917,281	92.9%	98.3%	54,883,654	64.46	17
111 West 33rd Street	Penn Station -Times Sq. South	640,755	94.6%	100.0%	44,677,777	73.67	22
1350 Broadway (10)	Penn Station -Times Sq. South	384,128	100.0%	100.0%	23,773,961	62.05	53
1333 Broadway	Penn Station -Times Sq. South	297,126	89.8%	89.8%	15,729,894	58.97	10
Total Broadway Campus		2,239,290	94.2%	98.0%	139,065,286	65.98	102
Total/Weighted Average Office Properties		6,649,165	91.9%	95.5%	422,706,949	69.49	369

Retail Properties (8),(9)
North 6th Street Collection(11)	Williamsburg - Brooklyn	87,355	97.5%	97.5%	13,540,582	159.02	17
The Empire State Building	Penn Station -Times Sq. South	85,455	77.6%	77.6%	7,669,029	115.65	11
One Grand Central Place	Grand Central	70,780	100.0%	100.0%	8,797,834	124.30	12
1542 Third Avenue	Upper East Side	58,161	100.0%	100.0%	3,124,100	53.71	4
10 Union Square East	Union Square	58,049	98.0%	100.0%	8,726,079	153.45	10
1010 Third Avenue	Upper East Side	28,243	100.0%	100.0%	3,143,629	111.31	1
501 Seventh Avenue	Penn Station -Times Sq. South	27,213	100.0%	100.0%	1,990,338	73.14	9
77 West 55th Street	Midtown	25,388	100.0%	100.0%	2,272,765	89.52	3
561 10th Avenue	Hudson Yards	11,822	100.0%	100.0%	1,866,062	157.85	2
298 Mulberry Street	NoHo	10,365	100.0%	100.0%	2,002,467	193.20	1
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	276,460	74.72	1
Broadway Campus
112 West 34th Street	Penn Station -Times Sq. South	93,057	100.0%	100.0%	26,183,540	281.37	4
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	100.0%	10,545,748	157.40	4
1350 Broadway (10)	Penn Station -Times Sq. South	19,511	100.0%	100.0%	4,148,077	212.60	6
1400 Broadway	Penn Station -Times Sq. South	17,017	100.0%	100.0%	2,105,005	123.70	7
Total Broadway Campus		196,586	100.0%	100.0%	42,982,370	218.64	21
Total/Weighted Average Retail Properties		663,117	96.6%	96.8%	96,391,715	150.47	92

Portfolio Total		7,312,282	92.3%	95.6%	$519,098,664	$77.21	461
Notes:
(1) Excludes (i) 167,370 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 87,428 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(2) Based on leases signed and commenced as of September 30, 2026.
(3) Percent occupied and percent leased exclude 95,165 rentable square feet of broadcasting and storage space.
(4) Includes occupied space plus leases signed but not commenced as of September 30, 2026.
(5) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6) Represents annualized rent under leases commenced as of September 30, 2026 divided by occupied square feet.
(7) Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(8) Excludes approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, that was not yet stabilized at the end of the quarter. As of September 30, 2026, the percent occupied was 70.6% and the percent leased was 80.6%, which was comprised of 68.3% occupied and 79.0% leased for office space and 100.0% occupied and leased for retail space.
(9) Excludes approximately 457,000 square feet of office space and 29,000 square feet of retail space related to 1359 Broadway, which was sold subsequent to quarter-end.
(10) Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 24 years (expiring July 31, 2050).
(11) Excludes approximately 15,000 square feet of space related to the June 30, 2025 acquisition of 86-90 North 6th Street, which is under redevelopment. As of September 30, 2026, the percent occupied and percent leased were 0% and 49.5%, respectively. In addition, excludes approximately 22,000 square feet related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.

Third Quarter 2026
Total Portfolio Expirations and Vacates Summary
(unaudited and in square feet)

	Actual	Forecast (1)					Forecast (1)
	Three Months Ended
Total Office and Retail Portfolio (2),(3)	September 30, 2026	December 31, 2026	March 31, 2027	June 30, 2027	September 30, 2027	December 31, 2027	Full Year 2027
Total expirations	171,701	65,527	54,429	70,706	84,791	166,548	376,474
Less: broadcasting	(511)	—	(3,075)	(222)	(637)	(1,400)	(5,334)
Office and retail expirations	171,190	65,527	51,354	70,484	84,154	165,148	371,140

Renewals & relocations (4)	41,369	—	4,263	5,273	—	—	9,536
New leases (5)	92,444	16,321	19,624	19,095	18,252	63,134	120,105
Vacates (6)	37,377	48,853	23,731	35,700	26,348	87,802	173,581
Unknown (7)	—	353	3,736	10,416	39,554	14,212	67,918
Total Office and Retail Portfolio expirations and vacates	171,190	65,527	51,354	70,484	84,154	165,148	371,140

Office Portfolio (2),(3)
Total expirations	160,541	65,174	47,012	70,706	84,791	166,261	368,770
Less: broadcasting	(511)	—	(3,075)	(222)	(637)	(1,400)	(5,334)
Office expirations	160,030	65,174	43,937	70,484	84,154	164,861	363,436

Renewals & relocations (4)	41,369	—	4,263	5,273	—	—	9,536
New leases (5)	86,252	16,321	19,624	19,095	18,252	63,134	120,105
Vacates (6)	32,409	48,853	16,314	35,700	26,348	87,515	165,877
Unknown (7)	—	—	3,736	10,416	39,554	14,212	67,918
Total expirations and vacates	160,030	65,174	43,937	70,484	84,154	164,861	363,436

Retail Portfolio (2),(3)
Retail expirations	11,160	353	7,417	—	—	287	7,704

Renewals & relocations (4)	—	—	—	—	—	—	—
New leases (5)	6,192	—	—	—	—	—	—
Vacates (6)	4,968	—	7,417	—	—	287	7,704
Unknown (7)	—	353	—	—	—	—	—
Total expirations and vacates	11,160	353	7,417	—	—	287	7,704
Notes:
(1) These forecasts, which are subject to change, are based on management's current expectations, including, among other things, discussions with and other information provided by tenants as well as management's analyses of past historical trends.
(2) Any lease on month-to-month or short-term will re-appear in "Actual" in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. "Forecast" avoids double counting.
(3) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and was not yet stabilized at the end of the quarter. Excludes in-place leases at 1359 Broadway for forecast periods, as the property was disposed of subsequent to quarter-end.
(4) For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2026 and 2027; and tenants who move within a building or within the Company's portfolio.
(5) For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.
(6) For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants' existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.
(7) For forecasted periods, "Unknown" represents tenants whose intentions are unknown.

Third Quarter 2026
Tenant Lease Expirations
(unaudited)

Total Office and Retail Lease Expirations(1)	Number of Leases Expiring(2)	Rentable Square Feet Expiring(3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(4)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	451,718	5.8%	$—	—%	$—
Signed leases not commenced	17	286,275	3.7%	—	—%	—
3Q 2026(5)	8	129,506	1.7%	7,447,145	1.3%	57.50
4Q 2026	12	65,527	0.8%	4,396,480	0.8%	67.09
Total 2026	20	195,033	2.5%	11,843,625	2.1%	60.73
1Q 2027	12	54,429	0.7%	4,142,965	0.8%	76.12
2Q 2027	12	70,706	0.9%	4,806,007	0.9%	67.97
3Q 2027	16	84,791	1.1%	5,614,741	1.0%	66.22
4Q 2027	13	166,548	2.2%	9,261,073	1.7%	55.61
Total 2027	53	376,474	4.9%	23,824,786	4.4%	63.28
2028	54	771,700	10.0%	50,235,518	9.1%	65.10
2029	64	723,996	9.3%	55,854,152	10.1%	77.15
2030	53	684,852	8.8%	52,772,412	9.6%	77.06
2031	49	270,885	3.5%	28,779,255	5.2%	106.24
2032	33	312,354	4.0%	26,442,970	4.8%	84.66
2033	37	316,798	4.1%	27,777,612	5.0%	87.68
2034	21	253,000	3.3%	27,650,873	5.0%	109.29
2035	18	369,216	4.8%	26,713,957	4.8%	72.35
2036	25	994,659	12.8%	77,936,061	14.1%	78.35
Thereafter	40	1,737,091	22.5%	141,915,950	25.8%	81.70
Total	484	7,744,051	100.0%	$551,747,171	100.0%	$78.75

Office Properties(1), (6)
Available	—	400,611	5.7%	$—	—%	$—
Signed leases not commenced	15	278,596	4.0%	—	—%	—
3Q 2026(5)	7	121,109	1.7%	6,816,718	1.5%	56.29
4Q 2026	11	65,174	0.9%	4,396,480	1.0%	67.46
Total 2026	18	186,283	2.6%	11,213,198	2.5%	60.19
1Q 2027	11	47,012	0.7%	3,338,568	0.8%	71.02
2Q 2027	12	70,706	1.0%	4,806,007	1.1%	67.97
3Q 2027	16	84,791	1.2%	5,614,741	1.3%	66.22
4Q 2027	12	166,261	2.4%	9,203,770	2.1%	55.36
Total 2027	51	368,770	5.3%	22,963,086	5.3%	62.27
2028	50	760,290	10.8%	48,417,142	10.9%	63.68
2029	54	613,170	8.7%	42,596,909	9.6%	69.47
2030	43	660,150	9.4%	46,422,755	10.5%	70.32
2031	40	207,530	3.0%	15,455,683	3.5%	74.47
2032	26	271,858	3.9%	21,400,526	4.8%	78.72
2033	24	273,223	3.9%	17,436,166	3.9%	63.82
2034	13	214,652	3.1%	15,807,249	3.6%	73.64
2035	14	362,425	5.2%	26,178,808	5.9%	72.23
2036	17	914,556	13.0%	72,029,358	16.3%	78.76
Thereafter	22	1,504,817	21.4%	103,212,637	23.2%	68.59
Total office properties	387	7,016,931	100.0%	$443,133,517	100.0%	$69.92
(Table continued on next page)

Third Quarter 2026
Tenant Lease Expirations
(unaudited)

Retail Properties(1)	Number of Leases Expiring(2)	Rentable Square Feet Expiring(3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent(4)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	51,107	7.0%	$—	—%	$—
Signed leases not commenced	2	7,679	1.1%	—	—%	—
3Q 2026(5)	1	8,397	1.2%	630,427	0.6%	75.08
4Q 2026(7)	1	353	—%	—	—%	—
Total 2026	2	8,750	1.2%	630,427	0.6%	72.05
1Q 2027	1	7,417	1.0%	804,397	0.7%	108.45
2Q 2027	—	—	—%	—	—%	—
3Q 2027	—	—	—%	—	—%	—
4Q 2027	1	287	—%	57,303	0.1%	199.66
Total 2027	2	7,704	1.0%	861,700	0.8%	111.85
2028	4	11,410	1.6%	1,818,376	1.7%	159.37
2029	10	110,826	15.2%	13,257,243	12.2%	119.62
2030	10	24,702	3.4%	6,349,657	5.8%	257.05
2031	9	63,355	8.7%	13,323,572	12.3%	210.30
2032	7	40,496	5.6%	5,042,444	4.6%	124.52
2033	13	43,575	6.0%	10,341,446	9.5%	237.33
2034	8	38,348	5.3%	11,843,624	10.9%	308.85
2035	4	6,791	0.9%	535,149	0.5%	78.80
2036	8	80,103	11.0%	5,906,703	5.4%	73.74
Thereafter	18	232,274	32.0%	38,703,313	35.7%	166.63
Total retail properties	97	727,120	100.0%	$108,613,654	100.0%	$162.51
Notes:
(1) Includes December 2025 acquisition of 130 Mercer Street, which was not yet stabilized at the end of the quarter, June 2025 acquisition of 86-90 North 6th Street, which is under redevelopment, and March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant. Excludes 1359 Broadway, which was sold subsequent to quarter-end.
(2) If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(3) Excludes (i) 167,370 square feet of space across the Company's portfolio attributable to building management use and tenant amenities, (ii) 87,428 square feet of space attributable to the Company's Observatory, and (iii) square footage related to the Company's residential units.
(4) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5) Represents leases that are included in occupancy as of September 30, 2026 and expire on September 30, 2026.
(6) Excludes (i) retail space in the Company’s office properties and (ii) the Empire State Building broadcasting licenses and Observatory operations.
(7) Includes a percentage rent lease with no annualized rent.

Third Quarter 2026
20 Largest Tenants and Portfolio Tenant Diversification by Industry
(unaudited)

20 Largest Tenants(1)		Property	Lease Expiration(2)	Weighted Average Remaining Lease Term(3)	Total Occupied Square Feet(4)	Percent of Portfolio Rentable Square Feet(5)	Annualized Rent(6)	Percent of Portfolio Annualized Rent(7)
1.	LinkedIn	Empire State Building	Jan. 2029 - Jul. 2042	9.6 years	588,476	7.71%	$48,641,113	8.82%
2.	Flagstar Bank	1400 Broadway	Aug. 2039	12.9 years	313,109	4.10%	20,040,689	3.63%
3.	Scholastic Inc.	130 Mercer	Dec. 2040	14.3 years	221,952	2.91%	18,208,375	3.30%
4.	Sephora USA, Inc.	112 West 34th Street, 130 Mercer	Jan. 2034 - Jan. 2037	9.2 years	21,834	0.29%	17,620,708	3.19%
5.	Institutional Capital Network, Inc.	One Grand Central Place	Dec. 2041	15.3 years	232,754	3.05%	17,313,046	3.14%
6.	Centric Brands Inc.	Empire State Building	Oct. 2028	2.1 years	252,929	3.31%	16,189,021	2.93%
7.	Burlington Merchandising Corporation	1400 Broadway	Dec. 2042	16.3 years	170,763	2.24%	10,807,813	1.96%
8.	PVH Corp	501 Seventh Avenue	Oct. 2028	2.1 years	172,004	2.25%	9,965,911	1.81%
9.	Macy's	111 West 33rd Street	May 2030	3.7 years	131,117	1.72%	9,933,794	1.80%
10.	Coty Inc.	Empire State Building	Jan. 2030	3.3 years	156,187	2.05%	9,835,093	1.78%
11.	Target Corporation	112 West 34th St., 10 Union Square East	Jan. 2038	11.3 years	81,340	1.07%	9,711,363	1.76%
12.	Foot Locker, Inc.	112 West 34th Street	Sep. 2031	5.0 years	34,192	0.45%	8,673,629	1.57%
13.	URBAN OUTFITTERS	1333 Broadway	Sep. 2029	3.0 years	56,730	0.74%	8,489,236	1.54%
14.	Shutterstock, Inc.	Empire State Building	Apr. 2029	2.6 years	108,937	1.43%	7,945,519	1.44%
15.	Fragomen	1400 Broadway	Feb. 2035	8.4 years	107,680	1.41%	7,248,133	1.31%
16.	HNTB Corporation(8)	Empire State Building	Jun. 2027 - Sep. 2034	7.3 years	86,211	1.13%	6,889,030	1.25%
17.	The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	3.2 years	86,492	1.13%	6,781,060	1.23%
18.	Li & Fung	Empire State Building	Oct. 2028	2.1 years	103,463	1.35%	6,355,553	1.15%
19.	Gerson Lehrman Group, Inc.	One Grand Central Place	Sep. 2037	11.0 years	95,612	1.25%	5,970,787	1.08%
20.	Kohl's	1400 Broadway	May 2029	2.7 years	91,775	1.20%	5,342,017	0.97%
	Total				3,113,557	40.79%	$251,961,890	45.66%

Portfolio Tenant Diversification by Industry (based on annualized rent)(1)

Finance, insurance, real estate 13.9%
Consumer goods 19.1%
Professional services 10.0%
Other 5.8%
Healthcare 1.0%
Broadcast 1.0%
Government entity 1.0%
Arts & entertainment 0.2%
Non-profit 3.6%
Legal services 6.3%
Retail 19.3%
Technology, media and advertising 18.8%

Notes:
(1) Includes in-place leases at 130 Mercer Street which was acquired in December 2025 and was not yet stabilized at the end of the quarter. Excludes in-place leases at 1359 Broadway, which was sold subsequent to quarter-end.
(2) Expiration dates are per lease and do not assume exercise of renewal or extension options. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the lease expiration is shown as a range.
(3) Represents the weighted average lease term based on annualized rent.
(4) Based on leases signed and commenced as of September 30, 2026.
(5) Represents the percentage of rentable square feet of the Company's office and retail portfolios in the aggregate.
(6) Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(7) Represents the percentage of annualized rent of the Company's office and retail portfolios in the aggregate.
(8) Includes 7,850 square feet of expiries by December 31, 2027, none of which has been re-leased as of September 30, 2026.

Third Quarter 2026
Incremental Cash Rent Contributing to Cash NOI, Capital Expenditures and Redevelopment Program
(unaudited and dollars in thousands)

Incremental Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent(1) and Signed Leases not Commenced(2)

	Square	Incremental Annual	Incremental Cash Rent(3) Contributing to Cash NOI in the Following Years
Expected Cash Commencement	Feet	Cash Rent	2026	2027	2028	2029	2030
Fourth quarter 2026	351,090	$28,035	$4,424	$27,971	$27,505	$27,310	$27,035
First quarter 2027	26,230	2,586	—	2,460	2,586	2,586	2,586
Second quarter 2027	58,060	3,647	—	2,222	3,647	3,647	3,662
Third quarter 2027	319,794	17,894	—	6,264	17,894	17,894	17,894
Fourth quarter 2027	375,762	37	—	11	37	37	37
First quarter 2028	63,324	5,754	—	—	5,302	5,754	5,754
Second quarter 2028	171,552	5,650	—	—	3,943	5,650	5,650
Third quarter 2028	13,932	920	—	—	461	920	920
First quarter 2029	96,707	2,210	—	—	—	2,204	2,210
	1,476,451	$66,733	$4,424	$38,928	$61,375	$66,002	$65,748

	Initial Annual	Incremental Annual	Incremental Cash Rent(3) Contributing to Cash NOI in the Following Years
3Q 2026	Cash Rent	Cash Rent	2026	2027	2028	2029	2030
Commenced leases in free rent period	$47,136	$43,067	$4,424	$34,158	$42,427	$42,341	$42,067
Signed leases not commenced	32,858	23,666	—	4,770	18,948	23,661	23,681
	$79,994	$66,733	$4,424	$38,928	$61,375	$66,002	$65,748

	Three Months Ended
Capital expenditures	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Tenant improvements - first generation	$884	$2,503	$138	$—	$29
Tenant improvements - second generation	1,427	24,720	13,159	21,406	15,979
Leasing commissions - first generation	—	1,666	—	1,387	—
Leasing commissions - second generation	4,913	11,435	3,722	8,730	3,144
Building improvements - first generation	5,848	6,449	2,507	2,556	1,094
Building improvements - second generation	5,637	2,676	4,765	4,704	5,571
Non-recurring capital improvements	2,936	11,015	3,102	8,499	14,495
Total	$21,645	$60,464	$27,393	$47,282	$40,312
Notes:
(1) Reflects contractual cash rent assumptions based on in-place leases and does not represent guidance or projections of future financial performance.
(2) Excludes 1359 Broadway, which was sold subsequent to quarter-end.
(3) Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Third Quarter 2026
Observatory Summary
(unaudited and dollars in thousands)

	Twelve Months to Date	Three Months Ended
Observatory NOI		September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Observatory revenue (1)	$104,775	$26,808	$24,225	$18,510	$35,232	$36,037
Observatory expenses	41,654	11,204	11,795	7,868	10,787	9,510
NOI, excluding intercompany rent (2)	$63,121	$15,604	$12,430	$10,642	$24,445	$26,527

Observatory Metrics
Number of visitors (3)		481,000	450,000	350,000	618,000	648,000
Change in visitors year-over-year		(25.8)%	(28.5)%	(18.2)%	(13.9)%	(10.9)%
Number of bad weather days ("BWD") (4)		13	8	15	15	6
Notes:
(1) Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, the fixed license fee was $970, $970, $970, $1,904, and $1,904, respectively.
(2) The Observatory pays a market-based rent comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation. For the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, the intercompany rent expense was $12,458, $14,771, $12,821, $20,295, and $20,185, respectively.
(3) Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4) The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Third Quarter 2026
Debt Summary
(unaudited and dollars in thousands)

	September 30, 2026
		Weighted Average
Debt Summary	Balance	Interest Rate (1)	Maturity (Years)
Mortgage debt	$449,571	4.23%	5.9
Senior unsecured notes	1,350,000	5.00%	4.3
Unsecured term loan facilities (2)	340,000	4.54%	3.8
Unsecured revolving credit facility (3)	100,000	5.11%	2.4
Total fixed rate debt	2,239,571	4.78%	4.5
Unsecured term loan facilities (4)	—	—	—
Unsecured revolving credit facility (4)	—	—	—
Total variable rate debt	—	—	—
Total debt	2,239,571	4.78%	4.5
Deferred financing costs, net	(9,657)
Debt discount	(4,817)
Total	$2,225,097

Available Capacity	Facility	Outstanding at September 30, 2026	Letters of Credit	Available Capacity
Unsecured revolving credit facility (5)	$620,000	$100,000	$—	$520,000

Covenant Summary	Required	Current Quarter	In Compliance
Maximum Total Leverage (6)	< 60%	37.8%	Yes
Maximum Secured Leverage (7)	< 40%	7.9%	Yes
Minimum Fixed Charge Coverage	> 1.50x	2.5x	Yes
Minimum Unencumbered Interest Coverage	> 1.75x	3.1x	Yes
Maximum Unsecured Leverage (8)	< 60%	40.0%	Yes
Notes:
(1) These reflect the weighted average interest rates comprised of either the fixed coupon of the debt, including the effect of applicable treasury locks, the rates which are fixed under variable to fixed interest rate swap agreements.
(2) SOFR is fixed at 2.56% for $175 million through December 31, 2026 and at 3.01% thereafter through maturity. In addition, SOFR is fixed at 3.31%, 3.23% and 3.25% for $95 million, $35 million and $35 million, respectively, through maturity.
(3) SOFR is fixed at 3.40% for $50 million and at 3.80% for an additional $50 million through December 31, 2026.
(4) As of September 30, 2026, each of our unsecured term loan facilities and the balance drawn on our revolving credit facility are fixed under variable to fixed interest rate swap agreements.
(5) This unsecured revolving credit facility matures in March 2029, inclusive of two additional six-month extension options.
(6) Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement.
(7) Represents the ratio of secured indebtedness to total asset value as determined in accordance with the credit facility agreement.
(8) Represents the ratio of unsecured indebtedness to unencumbered asset value as determined in accordance with the credit facility agreement.

Third Quarter 2026
Debt Detail
(unaudited and dollars in thousands)

	Stated Interest Rate (%)	Principal Balance	Maturity Date	Amortization
1542 Third Avenue	4.29%	$30,000	5/1/2027	Interest only
1010 Third Avenue & 77 West 55th St.	4.01%	32,367	1/5/2028	30 years
1333 Broadway	4.21%	160,000	2/5/2033	Interest only
10 Union Square East (1)	5.33%	53,500	4/1/2036	Interest only
345 East 94th Street - Series A	70% of SOFR plus 0.95%	43,600	11/1/2030	Interest only
345 East 94th Street - Series B	SOFR plus 2.24%	5,066	11/1/2030	30 years
561 10th Avenue - Series A	70% of SOFR plus 1.07%	114,500	11/1/2033	Interest only
561 10th Avenue - Series B	SOFR plus 2.45%	10,538	11/1/2033	30 years
Total fixed rate mortgage debt		449,571

Unsecured revolving credit facility	SOFR plus 1.40%	100,000	3/8/2029	Interest only
Unsecured term loan facility	SOFR plus 1.60%	95,000	3/8/2029	Interest only
Unsecured term loan facility	SOFR plus 1.60%	245,000	1/15/2031	Interest only
Senior unsecured notes:
Senior unsecured notes due 2027 (Series B)	4.09%	70,000	3/27/2027	Interest only
Senior unsecured notes due 2028 (Series D)	4.08%	115,000	1/22/2028	Interest only
Senior unsecured notes due 2029 (Series I)	7.20%	155,000	6/17/2029	Interest only
Senior unsecured notes due 2030 (Series E)	4.26%	160,000	3/22/2030	Interest only
Senior unsecured notes due 2030 (Series C)	4.18%	125,000	3/27/2030	Interest only
Senior unsecured notes due 2031 (Series L)	5.47%	175,000	1/7/2031	Interest only
Senior unsecured notes due 2031 (Series J)	7.32%	45,000	6/17/2031	Interest only
Senior unsecured notes due 2032 (Series G)	3.61%	100,000	3/17/2032	Interest only
Senior unsecured notes due 2032 (Series M)	5.99%	130,000	7/15/2032	Interest only
Senior unsecured notes due 2033 (Series F)	4.44%	175,000	3/22/2033	Interest only
Senior unsecured notes due 2034 (Series K)	7.41%	25,000	6/17/2034	Interest only
Senior unsecured notes due 2035 (Series H)	3.73%	75,000	3/17/2035	Interest only
Total / weighted average debt	4.78%	2,239,571
Deferred financing costs, net		(9,657)
Debt discount		(4,817)
Total		$2,225,097

Notes:
(1) Without the effect of the treasury locks executed in connection with the refinancing of the mortgage, the stated rate is 5.59%.

Third Quarter 2026
Debt Maturities and Ground Lease Commitment
(unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2026	$—	$1,018	$1,018	—%	—%
2027	100,000	4,276	104,276	4.7%	4.15%
2028	146,091	3,555	149,646	6.7%	4.06%
2029	350,000	3,890	353,890	15.8%	6.01%
2030	328,600	4,511	333,111	14.9%	4.18%
2031	465,000	3,283	468,283	20.9%	5.06%
2032	230,000	3,591	233,591	10.4%	4.96%
2033	439,007	3,249	442,256	19.8%	4.23%
2034	25,000	—	25,000	1.1%	7.41%
2035	75,000	—	75,000	3.3%	3.73%
2036	53,500	—	53,500	2.4%	5.33%
Total debt	$2,212,198	$27,373	2,239,571	100.0%	4.78%
Deferred financing costs, net			(9,657)
Debt discount			(4,817)
Total			$2,225,097

Ground Lease Commitment (2)
Year	1350 Broadway (3)
2026	$23
2027	72
2028	72
2029	72
2030	72
Thereafter	1,410
$1,721
Notes:
(1) Assumes extension options are exercised for the term loans and revolving credit facility.
(2) There are no fair value market resets, no step-ups, and no escalations in the ground lease commitment.
(3) Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 24 years.